                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:

[X] Preliminary Information Statement    [ ] Confidential, for Use of the Commission
[ ] Definitive Information Statement         Only (as permitted by Rule 14c-5(d)(2))

                           MTI Technology Corporation
                  --------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):
       [X] No fee required.


       [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:



[ ] Fee paid previously with preliminary materials


       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:

       (2)  Form, Schedule or Registration Statement No.:

       (3)  Filing Party:

       (4)  Date Filed:

                           MTI TECHNOLOGY CORPORATION
                            4905 EAST LA PALMA AVENUE
                            ANAHEIM, CALIFORNIA 92807

                              INFORMATION STATEMENT

         This Information Statement is being mailed or otherwise furnished to stockholders of MTI Technology Corporation, a Delaware corporation (the "Company"), in connection with the prior approval by our Board of Directors, and receipt by the Board of approval by written consent of the holders of a majority of our outstanding shares of common stock, of an amendment (the "Amendment") to our Restated Certificate of Incorporation to increase the authorized number of shares of common stock, $.001 par value per share (the "Common Stock"), from 40,000,000 to 80,000,000 shares. Accordingly, all necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained.

         This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of Common Stock entitled to vote or give an authorization or consent in regard to the Amendment of the action being taken. Set forth below is certain information that Schedule 14C requires to be included in this Information Statement.

         This Information Statement is being first sent to stockholders of record as of April 3, 2000. We anticipate that the actions will take effect on or about April 24, 2000.

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
                              TO SEND US A PROXY.

                      CERTIFICATE OF AMENDMENT OF RESTATED
                          CERTIFICATE OF INCORPORATION

         On March 13, 2000, the Board of Directors of the Company approved, subject to the approval of a majority of the holders of the outstanding shares of Common Stock, the filing of a Certificate of Amendment to the Company's Restated Certificate of Incorporation to increase the number of our authorized shares of Common Stock from 40,000,000 to 80,000,000 shares. No change is to be made to the authorized number of shares of our preferred stock.

                                  VOTE REQUIRED

         The affirmative vote of a majority of the holders of the Company's outstanding Common Stock is required to approve the Amendment. There is no preferred stock issued or outstanding. The record date for purposes of determining the number of outstanding shares of Common Stock of the Company, and for determining the stockholders entitled to vote, is the close of business March 14, 2000 (the "Record Date").

         Each holder of Common Stock is entitled to one vote for each share held. As of the Record Date, the Company had 31,849,079 shares of Common Stock outstanding, and there were 293 stockholders of record. Stockholders owning 17,540,885 shares, constituting a majority of the outstanding shares of Common Stock, approved the Amendment by written consent on March 22, 2000. A form of the Amendment is attached to this information statement as Exhibit "A."

         Under applicable federal securities laws, the Amendment cannot be effected until at least 20 calendar days after this Information Statement is sent or given to the Company's stockholders of record. The approximate date this Information Statement is first being sent or given to stockholders is April 3, 2000, and the Company intends to file the Amendment, substantially in the form attached as Exhibit "A", with the Delaware Secretary of State on or after April 24, 2000.

               SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW

         Section 228 of the Delaware General Corporation Law (the "DGLC") provides that any action that is required, or which may be taken, at an annual or special meeting of the Company's stockholders, may be taken without a meeting, without prior notice and without a vote if written consents of the holders of the outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to the Company's Restated Bylaws, in conjunction with
Section 242 of the DGLC, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Restated Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of a majority of the holders of the outstanding shares of Common Stock. Accordingly, the Company's stockholders will not be asked to take action on the Amendment at any future meeting.

         The Company is required under Section 228 of the DGLC to provide prompt notice of taking corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. The Company's stockholders are not afforded dissenters' or appraisal rights under the DGLC as a result of the approval of the Amendment.

                             EFFECT OF THE AMENDMENT

         Upon the effectiveness of the Amendment, the Company will have 80,000,000 authorized shares of Common Stock authorized, $.001 par value. The number of the authorized preferred stock will not be changed. The increase in the number of authorized shares of Common Stock will not effect the relative rights or privileges of the holders of currently outstanding Common Stock.

                            REASONS FOR THE AMENDMENT

         The Board of Directors has unanimously approved, subject to Stockholder approval, the Amendment in substantially the form attached hereto as Exhibit "A." The Board of Directors believes that it is desirable to increase the number of authorized shares of Common Stock to have the ability to issue such additional shares from time to time to provide flexibility in addressing the financing needs of the Company and for general corporate purposes. For these reasons, the Board of Directors believes that the Amendment is in the best interests of the Company and its stockholders.

                                        By Order of the Board of Directors,

                                        /s/ THOMAS P. RAIMONDI
                                        ----------------------------------------
                                        Thomas P. Raimondi,
                                        President and Chief Executive Officer

March 23, 2000
Anaheim, California

                                    EXHIBIT A


                      CERTIFICATE OF AMENDMENT OF RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           MTI TECHNOLOGY CORPORATION



         MTI Technology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That by a unanimous written consent of the Board of Directors of MTI Technology Corporation, dated as of March 13, 2000, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and obtaining the written consent of the holders of a majority of the outstanding shares of common stock of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that, upon approval by the holders of a majority of the outstanding shares of common stock of the Corporation, the fourth Paragraph of Article IV of the Restated Certificate of Incorporation shall be deleted in its entirety and replaced with the following:

                  "FOURTH: The total number of shares of all classes of stock that the corporation is authorized to issue is eighty five million (85,000,000) shares, consisting of (i) eighty million (80,000,000) shares of Common Stock with a par value of $.001 per share and (ii) five million (5,000,000) shares of Preferred Stock with a par value of $.001 per share. The Preferred Stock may be issued in one or more series, and the Board of Directors of the corporation is expressly authorized to (i) fix the designations, powers, preferences, rights, qualifications, limitations and restrictions with respect to any series of Preferred Stock and (ii) specify the number of shares of any series of Preferred Stock."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a written consent authorizing and approving the amendment was obtained by a majority of the holders of the outstanding shares of common stock of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.


         IN WITNESS WHEREOF, MTI Technology Corporation has caused this certificate to be signed by Thomas P. Raimondi, Jr., its President this _____ day of __________, 2000.


                                    By:
                                         ---------------------------------------
                                         Thomas P. Raimondi, Jr.
                                         President


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